UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2016

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

222 Berkeley Street Boston, MA (Address of principal executive offices)	02116 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Eric L. Shuman as Executive Vice President and Chief Financial Officer.
On March 10, 2016, Houghton Mifflin Harcourt Company (the “Company”) announced that Eric L. Shuman will be retiring from the Company, in connection with which he will transition out of his role as the Company’s Chief Financial Officer, effective as of March 14, 2016, and remain with the Company as a senior advisor (“Senior Advisor”) through the effective date of his retirement on July 1, 2016, to help ensure a smooth transition.
Mr. Shuman and the Company have entered into an amendment to his employment agreement, which (among other things and subject to certain terms and conditions) provides that upon his retirement, Mr. Shuman will be entitled to:
—	the following severance benefits that he would have received under his employment agreement had he resigned for good reason, been terminated without cause or if his agreement had not been renewed by the Company at the end of its term in August: (i) monthly severance payments for a period of twelve months equal to his monthly base salary; (ii) an additional lump sum payment at the end of such twelve-month period equal to six months’ base salary; and (iii) a bonus for fiscal 2016, pro-rated, as per the amendment, according to the number of days Mr. Shuman served as Chief Financial Officer during the year; and
—	the immediate vesting of the remaining 6,666 restricted stock units granted to Mr. Shuman on August 1, 2013.
Except as provided for in the amendment, the terms and provisions of Mr. Shuman’s employment agreement, equity award agreements and other terms of employment remain unaffected and in full force and effect.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Shuman’s employment agreement (incorporated herein by reference as Exhibit 10.2), as amended by the amendment to such agreement (filed herewith and incorporated herein by reference as Exhibit 10.1).

Appointment of Joseph P. Abbott, Jr. as Executive Vice President and Chief Financial Officer.
On March 10, 2016, the Company announced that Joseph P. Abbott, Jr., 39, will be appointed as Executive Vice President and Chief Financial Officer of the Company, effective as of March 14, 2016.
From 2012 to 2016, Mr. Abbott was an Executive Director in the Media and Communications Investment Banking Group at Morgan Stanley, where he has held various roles since 2005. At Morgan Stanley, Mr. Abbott led a team that advised educational publishing and information services companies (and their stakeholders) on all aspects relating to mergers and acquisitions, financings and other major strategic transactions.  Prior to joining Morgan Stanley, Mr. Abbott served as an officer in the United States Navy. Mr. Abbott holds a master’s degree in business administration from Northwestern University’s Kellogg School of Management and a bachelor’s of science degree, with merit, in systems engineering from the United States Naval Academy.

Mr. Abbott’s offer letter with the Company, dated as of March 10, 2016, provides that (among other things and subject to certain terms and conditions) he will be:
—	entitled to an annual base salary of $520,000;
•	eligible to participate in the Company’s annual bonus plan, pursuant to which his target amount will be an amount equal to 100% of his annual base salary;
•	entitled to receive the following one-time equity grants under the Company’s 2015 Omnibus Incentive Plan: (i) a grant of time-based vesting restricted stock units having a fair market value of $500,000 on the date of grant and vesting in three equal installments (one on each of the first three anniversaries of the date of grant, subject to continued employment); and (ii) a grant of options to purchase Company common stock having a Black-Scholes value of $2,000,000 and a strike price per share equal to the fair market value of the Company’s common stock on the date of grant and vesting in four equal installments (one on each of the first four anniversaries of the date of grant, subject to continued employment);
•	eligible to receive future long-term incentive awards in accordance with the Company’s long-term incentive plans as may exist from time to time; and
•	eligible to participate in the Company’s Change in Control Severance Plan and ELT Severance Plan as a “Tier 1 Employee,” as such term is separately defined in each plan, respectively.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Abbott’s offer letter (filed herewith and incorporated herein by reference as Exhibit 10.3).

Press Release.
On March 10, 2016, the Company issued a press release announcing Mr. Shuman’s transition into his retirement and the appointment of Mr. Abbott, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
10.1	Amendment to Employment Agreement dated March 10, 2016, by and between Eric L. Shuman and Houghton Mifflin Harcourt Company.
10.2
Employment Agreement dated August 1, 2013, by and between Eric L. Shuman and Houghton Mifflin Harcourt Company (incorporated herein by reference to Exhibit No. 10.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed September 13, 2013 (File No. 333-190356)).

10.3	Joseph Abbott Offer Letter dated as of March 10, 2016.
99.1	Press Release of Houghton Mifflin Harcourt Company dated March 10, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated:  March 10, 2016